Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2022 RESULTS

VERO BEACH, Fla., (March 9, 2023) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended December 31, 2022.

Fourth Quarter 2022 Highlights

●	Net loss of $12.0 million, or $1.17 per common share
●	Book value per share of $1.21
●	Company to discuss results on Friday, March 10, 2023, at 10:00 AM ET

Management Commentary

Commenting on the fourth quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “As 2022 came to an end the markets and the Federal Reserve’s (“Fed”) outlook for the economy, inflation and the path of monetary policy had diverged.  The seeds for the divergence were planted as the third quarter came to an end with the Fed convincing the market that they had additional work to do to slow the economy and reduce inflation; a process that would continue longer than the market had expected.  In fact, the Fed was so successful at convincing the market it would aggressively remove accommodation and slow inflation that the market began to look beyond this step in the process and instead focus on the ramifications of such policy removal – namely a slowing of the economy.  The change of focus – or “pivot” – on the part of the market occurred in late October/early November due to inflation data.  The consumer price index data for October and November were much lower than previous months - although this data was revised higher in early February of 2023.  The market interpreted this development as evidence that inflation had peaked and was coming down quite quickly.”

“As incoming data over the course of the fourth quarter of 2022 appeared to be consistent with the markets' thesis that inflation had peaked and the economy was slowing, confidence grew that the Fed would need to pivot and start to loosen its tight monetary policy later in 2023.  This led to a material change in risk sentiment during the fourth quarter and risk assets performed very well.  The Agency MBS market returns for 2022 were negative – down 11.9%.  However, the sector posted positive returns for the fourth quarter of 2.1%, which was 110 basis points higher than comparable duration swaps.  The performance of the Agency RMBS sector was not uniformly positive for the fourth quarter.  Early in the quarter U.S. Treasury yields reached their highest levels in many years in late October.  Agency MBS spreads to comparable duration U.S. Treasuries also reached their widest levels since the 2008 financial crisis, easily surpassing the levels observed in March of 2020.  As market sentiment turned mid-quarter and risk appetite improved, Agency MBS, like most other asset classes, were viewed as very attractive.  The sector’s rebound was likely triggered by the extreme spread levels reached in late October, and the rebound has continued into early 2023. However, the absence of the largest of the traditional buyers of the asset class – banks, and since March of 2020, the Fed - may result in the sector recovering more slowly towards pre-pandemic levels, if it can do so at all.

“For the quarter, Orchid reported net income $34.9 million, and its shareholders equity increased from $400.4 million at September 30, 2022 to $438.8 million at December 31, 2022. Increases in shareholders' equity may lead to additional management fees at Bimini Advisors in the near-term since the management fees are a function of Orchid’s equity. Orchid’s share price increased during the quarter from $8.20 to $10.50, resulting in a $1.2 million dollar gain.  Orchid’s dividend was unchanged for the quarter although dividend income for the quarter was down slightly as the dividend rate at the beginning of third quarter 2022 was higher.  Finally, advisory service revenues related to Bimini Advisors management of Orchid Island were essentially unchanged from the third quarter.

“With respect to the MBS portfolio at Royal Palm, as was the case throughout most of the year our intention was to grow our cash position until we saw clear evidence the market had stabilized before redeploying our cash to resume growing the portfolio. The Agency MBS did in fact stabilize during the latter half of the fourth quarter and we did add modestly to the portfolio. For the fourth quarter we added approximately $2.2 million in new MBS, recorded $0.7 million of unrealized mark to market gains which were offset by paydowns of approximately $1.2 million.  The net of these was a $1.6 million increase in the pass-through portfolio. The structured portfolio was essentially unchanged during the quarter.  We added further early in the first quarter of 2023 although the recent reemergence of elevated expectations for Fed policy tightening and the subsequent softness in the Agency MBS market has caused us to pause our growth plans for now.”

Details of Fourth Quarter 2022 Results of Operations

The Company reported net loss of $12.0 million for the three-month period ended December 31, 2022. Advisory service revenue for the quarter was $3.3 million. We recorded interest and dividend income of $0.8 million and interest expense on repurchase agreements of $0.4  million and long-term debt of $0.5  million. We recorded a $1.2 million mark to market gain on our shares of Orchid common stock and unrealized gains of $0.7 million on our MBS portfolio. The results for the quarter also included operating expenses of $3.6 million and an income tax provision of $13.4 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended December 31, 2022, Bimini’s statement of operations included a fair value adjustment of $1.2 million and dividends of $0.3 million from its investment in Orchid’s common stock. Also during the three months ended December 31, 2022, Bimini recorded $3.3 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.6 million of management fees, $0.6 million in overhead reimbursement and $0.1 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2022 was $1.21. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2022, the Company's stockholders’ equity was $12.1 million, with 10,019,888 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2022	$41,275,887	$2,987,442	$6,198	$2,993,640	$44,269,527
Securities purchased	2,182,331	-	-	-	2,182,331
Return of investment	n/a	(94,976)	(156)	(95,132)	(95,132)
Pay-downs	(1,153,237)	n/a	n/a	n/a	(1,153,237)
Discount accreted due to pay-downs	48,914	n/a	n/a	n/a	48,914
Mark to market gains (losses)	620,712	21,134	(813)	20,321	641,033
Market Value - December 31, 2022	$42,974,607	$2,913,600	$5,229	$2,918,829	$45,893,436

The tables below present the allocation of capital between the respective portfolios at December 31, 2022 and September 30, 2022, and the return on invested capital for each sub-portfolio for the three-month period ended December 31, 2022. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 14.4% and 2.7%, respectively, for the fourth quarter of 2022. The combined portfolio generated a return on invested capital of approximately 10.1%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2022
Market value	$42,974,607	$2,913,600	$5,229	$2,918,829	$45,893,436
Cash equivalents and restricted cash	6,773,799	-	-	-	6,773,799
Repurchase agreement obligations	(43,817,999)	-	-	-	(43,817,999)
Total(1)	$5,930,407	$2,913,600	$5,229	$2,918,829	$8,849,236
% of Total	67.0%	32.9%	0.1%	33.0%	100.0%
September 30, 2022
Market value	$41,275,887	$2,987,442	$6,198	$2,993,640	$44,269,527
Cash equivalents and restricted cash	7,399,097	-	-	-	7,399,097
Repurchase agreement obligations	(43,493,999)	-	-	-	(43,493,999)
Total(1)	$5,180,985	$2,987,442	$6,198	$2,993,640	$8,174,625
% of Total	63.4%	36.5%	0.1%	36.6%	100.0%

(1)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended December 31, 2022
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$71,227	$60,539	$908	$61,447	$132,674
Realized and unrealized (losses) gains	669,626	21,134	(813)	20,321	689,947
Hedge gains	6,320	n/a	n/a	n/a	6,320
Total Return	$747,173	$81,673	$95	$81,768	$828,941
Beginning capital allocation	$5,180,985	$2,987,442	$6,198	$2,993,640	$8,174,625
Return on invested capital for the quarter(1)	14.4%	2.7%	1.5%	2.7%	10.1%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the fourth quarter of 2022, the Company received approximately $1.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 8.3% for the fourth quarter of 2022. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
December 31, 2022	8.2	8.4	8.3
September 30, 2022	13.1	7.5	10.8
June 30, 2022	17.2	22.9	20.0
March 31, 2022	18.5	25.6	20.9
December 31, 2021	13.7	35.2	21.1
September 30, 2021	15.5	26.9	18.3
June 30, 2021	21.0	31.3	21.9
March 31, 2021	18.5	16.4	18.3

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2022 and 2021:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
December 31, 2022
Fixed Rate MBS	$42,974	93.6%	4.07%	329	1-Aug-52
Structured MBS	2,919	6.4%	2.84%	300	15-May-51
Total MBS Portfolio	$45,893	100.0%	3.67%	327	1-Aug-52
December 31, 2021
Fixed Rate MBS	$58,029	95.4%	3.69%	330	1-Sep-51
Structured MBS	2,774	4.6%	2.88%	306	15-May-51
Total MBS Portfolio	$60,803	100.0%	3.41%	329	1-Sep-51

($ in thousands)
	December 31, 2022		December 31, 2021
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$33,883	73.8%	$39,703	65.3%
Freddie Mac	12,010	26.2%	21,100	34.7%
Total Portfolio	$45,893	100.0%	$60,803	100.0%

	December 31, 2022	December 31, 2021
Weighted Average Pass Through Purchase Price	$105.30	$109.33
Weighted Average Structured Purchase Price	$4.48	$4.81
Weighted Average Pass Through Current Price	$95.58	$109.30
Weighted Average Structured Current Price	$13.37	$9.87
Effective Duration (1)	4.323	2.103

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 4.323 indicates that an interest rate increase of 1.0% would be expected to cause a 4.323% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2022. An effective duration of 2.103 indicates that an interest rate increase of 1.0% would be expected to cause a 2.103% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2021. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of December 31, 2022, the Company had outstanding repurchase obligations of approximately $43.8 million with a net weighted average borrowing rate of 4.48%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $45.9 million and cash of approximately $0.5 million. At December 31, 2022, the Company’s liquidity was approximately $6.2 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at December 31, 2022.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Mirae Asset Securities (USA) Inc.	$24,262	55.4%	4.46%	1,322	14
Citigroup Global Markets, Inc.	9,258	21.1%	4.53%	494	13
Mitsubishi UFJ Securities, Inc.	4,490	10.2%	4.50%	492	17
South Street Securities, LLC	3,887	8.9%	4.48%	125	17
ED&F Man Capital Markets, Inc.	1,921	4.4%	4.47%	27	30
	$43,818	100.0%	4.48%	$2,460	15

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2022, and December 31, 2021, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2022 and 2021. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	December 31, 2022	December 31, 2021
ASSETS
Mortgage-backed securities	$45,893,436	$60,803,144
Cash equivalents and restricted cash	6,773,799	9,812,410
Orchid Island Capital, Inc. common stock, at fair value	5,975,248	11,679,107
Accrued interest receivable	204,018	229,942
Deferred tax assets, net	23,178,243	35,036,312
Other assets	4,292,207	4,523,726
Total Assets	$86,316,951	$122,084,641

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$43,817,999	$58,877,999
Long-term debt	27,416,239	27,438,976
Other liabilities	2,958,634	2,767,816
Total Liabilities	74,192,872	89,084,791
Stockholders' equity	12,124,079	32,999,850
Total Liabilities and Stockholders' Equity	$86,316,951	$122,084,641
Class A Common Shares outstanding	10,019,888	10,702,194
Book value per share	$1.21	$3.08

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021
Advisory services	$12,995,504	$9,788,340	$3,275,801	$3,030,541
Interest and dividend income	3,155,181	4,261,596	791,370	1,017,044
Interest expense	(2,131,010)	(1,112,973)	(878,610)	(270,470)
Net revenues	14,019,675	12,936,963	3,188,561	3,777,115
Other (expense) income	(12,146,005)	(4,744,032)	1,879,873	(1,889,383)
Expenses	9,838,706	8,285,362	3,623,048	3,151,796
Net (loss) income before income tax provision (benefit)	(7,965,036)	(92,431)	1,445,386	(1,264,064)
Income tax provision (benefit)	11,858,069	(367,845)	13,429,145	(704,234)
Net (loss) income	$(19,823,105)	$275,414	$(11,983,759)	$(559,830)

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(1.90)	$0.02	$(1.17)	$(0.05)
CLASS B COMMON STOCK	$(1.90)	$0.02	$(1.17)	$(0.05)

	Three Months Ended December 31,
Key Balance Sheet Metrics	2022	2021
Average MBS(1)	$45,081,481	$62,596,709
Average repurchase agreements(1)	43,655,999	61,018,999
Average stockholders' equity(1)	18,235,967	32,449,980

Key Performance Metrics
Average yield on MBS(2)	4.74%	3.27%
Average cost of funds(2)	3.68%	0.14%
Average economic cost of funds(3)	5.37%	4.77%
Average interest rate spread(4)	1.06%	3.13%
Average economic interest rate spread(5)	(0.63)%	(1.50)%

Summarized Consolidated Financial Statements

(1).	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2).

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3).	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4).	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5).	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, March 10, 2023, at 10:00 AM ET. Participants can receive dial-in information via email by following the link:

https://www.netroadshow.com/events/login?show=770c23ca&confId=46674

A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at https://ir.biminicapital.com

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com